Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Annual Report on Form 10-K of Marathon Oil Corporation ("the Company"), to our summary reports on evaluations of the estimated quantities of certain proved reserves of oil and gas, net to the Company's interest, and to such reports and this consent being filed as exhibits to this Form 10-K. We also consent to the incorporation by reference of such reports in the Registration Statements indicated below.

Form S-3ASR:	Relating to:

Reg. No.	333-215733	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units

Form S-8:	Relating to:

Reg. No.	33-56828	Marathon Oil Company Thrift Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan
	333-181301	Marathon Oil Corporation 2012 Incentive Compensation Plan
	333-211611	Marathon Oil Corporation 2016 Incentive Compensation Plan

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed by”

Tim R. Freeborn, P. Eng.
Vice President

Dated: February 22, 2018
Calgary, Alberta
CANADA

4100, 400 - 3rd Ave SW Calgary, AB, Canada T2P 4H2 teI 403-266-9500 gIjpc.com